UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2007

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

IDAHO	0-29786	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01.              Change in Registrant’s Certifying Accountant.

                On December 20, 2007, Mines Management, Inc. (the “Company”) received a letter from  the members of LeMaster & Daniels PLLC (“LMD”), the Company’s independent registered public accounting firm, advising the Company of their intention to resign as the Company’s independent auditors following the completion of their audit of the Company’s financial statements for the fiscal year ended December 31, 2007.  The Company’s Audit Committee has accepted LMD’s resignation but has not yet selected an independent auditor to succeed LMD.

                In the letter, LMD indicated that the resignation was part of a firm-wide decision to cease performing attest services to publicly-traded companies with the exception of certain issuers filing on Form 11-K. The letter further stated that, among other factors, that decision was based on the increased risk and costs associated with performing such engagements given the small number of publicly-traded companies currently being served by LMD.

There were no disagreements between the Company and LMD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor did LMD’s report on the Company’s financial statements for either of the fiscal years ended December 31, 2006 or 2005 contain any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

                The Company has authorized LMD to communicate with any successor independent auditor.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
16	Letter from LeMaster & Daniels PLLC to the Securities and Exchange Commission, dated December 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 28, 2007

Mines Management, Inc.

By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from LeMaster & Daniels PLLC to the Securities and Exchange Commission, dated December 28, 2007.